UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

000-54716	27-0863354
(Commission File Number)	(IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347

(Address of principal executive offices and zip code)

952-237-7412

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On September 27, 2018, NeuroOne Medical Technologies Corporation (the “Company”) issued a press release regarding the creation of a new advisory board focused on artificial intelligence and the appointment of a chair to that advisory board. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

On September 27, 2018, the Company announced the creation of an artificial intelligence advisory board, which is focused on the potential use of the Company’s electrode technology in artificial intelligence and bioelectronics applications. The Company has appointed Kip Ludwig, PhD as the chair of the advisory board.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 27, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: September 27, 2018

	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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